                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                         STATE OR
                                                       JURISDICTION
                                                            OF
      COMPANY                                         INCORPORATION
      -------                                         --------------
      DA Consulting Group (USA) Inc.                      Texas
      DA Consulting Services Limited                  United Kingdom
      DA Consulting (Proprietary) Limited              South Africa
      Documentation Software Distributors (PTY) Ltd.   South Africa
      DA Consulting Group (Canada), Ltd.                  Canada
      DA Consulting Group Pty Limited                   Australia
      Documentation Associates (NZ) Ltd.               New Zealand
      DA Consulting Group Ltd.                         Isle of Man
      DA Consultores de Mexico, S. de R.L.                Mexico
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